Exhibit 10.41

                    SEPARATION AGREEMENT AND GENERAL RELEASE

            This Separation Agreement and General Release (the "Agreement") is entered into by Chris Moore (hereinafter referred to as "Employee") and AVANTGO, INC. (hereinafter referred to as "Company").

                                    Recitals:

            A. Employee has been employed by Company and Employee's employment relationship with Company terminated effective January 22, 2002.

            B. Employee and Company wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

            C. Company has advised Employee of Employee's right to consult an attorney prior to signing this Agreement. Employee has either consulted an attorney of Employee's choice or voluntarily elected not to consult legal counsel, and understands that Employee is waiving all potential claims against Company.

            D. This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

                                   Agreements:

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

            1. Employment Ending Date. Employee's employment with Company terminated effective January 22, 2002 (the Ending Date). Employee will have no further employment duties to Company after the Ending Date.

            2. Characterization of Termination. Employee and Company agree that for all future purposes they will characterize Employee's termination of employment as a voluntary resignation. However, nothing in this Agreement shall preclude Employee from representing for the sole purpose of seeking unemployment compensation benefits that Employee resigned "in lieu of termination," a representation which Company will confirm for this purpose.

            3. Severance and Benefits. Company will pay to Employee as severance four (4) months wages ($56,667). Company will also pay Employee a Q3 2001 bonus of $14,045 and a Q4 2001 bonus of $11,789. The total severance amount, including wages and bonuses is $82,501 less deductions and withholdings. The total severance amount will be paid in one lump sum within 5 days of Company receiving an executed Severance Agreement.. Company will also provide health benefits during the four (4) month severance period (through May 22, 2002). Employee shall also be paid a bonus of $4,705 in connection with the GTSI/Army deal if the full amount of the outstanding invoice is received by March 31, 2002. AvantGo will also pay the shipping costs for transportation of Employee's vehicle from the San Francisco Bay Area to Chicago, such amount not to exceed $1600 and such payment to be made within 30 days of receipt of invoice from the transportation service. Employee agrees to maintain the confidentiality of the fact that he will no longer be in his current position and that he will be leaving the employment of Company through (a) January 31, 2002, or, (b) until such time that Company publicly discloses that Employee is no longer an employee of the Company, which ever occurs first. Employee shall cooperate with respect to reasonable requests by Company for Employee to execute documents, such as Securities and Exchange Commission Form 4 and Form 5. Employee will make himself reasonably available to provide truthful testimony in any pending or future investigation or litigation involving the Company. Employee will not work for another company in a capacity where Employee is selling a product that has functionality similar to that of enterprise products currently offered by Company.

            4. Valid Consideration. Employee and Company agree that payment by Company to Employee of the amounts described in Section 3 of this Agreement is not required by Company policies or procedures or by any contractual obligation of Company, and is offered by Company solely as consideration for this Agreement.

            5. No Repurchase of Exercised Stock Options. AvantGo agrees that it will not repurchase those shares which Employee has exercised as of the time he is given this document.


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

            6. Reaffirmation of Confidential Information and Invention Assignment Agreement. Employee expressly reaffirms the Confidential Information and Invention Assignment Agreement that Employee signed as part of Employee's employment with Company, a copy of which is attached as Exhibit A hereto and which shall remain in full effect. Employee confirms that Employee will immediately upon termination turn over to Company all files, memoranda, records, credit cards, and other documents or physical property which Employee received from Company or its employees or which Employee generated in the course of Employee's employment with Company.

            7. Confidentiality of Separation Agreement. Employee agrees that Employee will keep the terms of this Agreement (including but not limited to the severance amount) completely confidential, and that Employee will not disclose any information concerning this Agreement or its terms to anyone other than Employee's immediate family, legal counsel, and/or financial advisors, who will be informed of and bound by this confidentiality clause. Employee agrees that a breach of this Section 7 will entitle Company to recovery of all amounts paid under this Agreement.

            8. General Release of Claims. Employee expressly waives any claims against Company and releases Company (including its officers, directors, stockholders, managers, agents, and representatives) from any claims that Employee may have in any way connected with Employee's employment with Company and the termination thereof, whether or not such claims are presently known or unknown to Employee. It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, any legal restriction and Company's right to terminate employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (29 U.S. C. ss. 21, et seq.), the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, any other laws concerning discrimination or harassment, or any other legal limitation on the employment relationship.

            Employee represents that Employee has not filed any complaints, charges or lawsuits against Company with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions.

            9. Release of Unknown Claims. It is the intention of Employee and Company that this Agreement is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Employee recognizes that Employee may have some claim, demand, or cause of action against Company of which Employee is totally unaware and unsuspecting which Employee is giving up by execution of the General Release. It is the intention of Employee in executing this Agreement that it will deprive Employee of each such claim, demand or cause of action and prevent Employee from asserting it against Company. In furtherance of this intention, Employee expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The parties agree that the terms in this section 9, or any other provision of this Agreement, in which employee waives all rights of existing or future claims against employer shall not apply to any claim or cause of action which employee may have relative to employer's breach of this agreement or any claim of defamation, slander, or libel.

            10. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

            11. Knowing and Voluntary Agreement. Employee represents and agrees that Employee has read this Agreement, understands its terms and the fact that it releases any claim Employee might have against Company and its agents, understands that Employee has the right to consult counsel of choice and has either done so knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

            12. Non-disparagement. Employee agrees to not make any incorrect or disparaging comments whatsoever about Company, its products or services, or any of its employees. If contacted by prospective employers, Company agrees only to provide last date of employment and job title.

            13. Older Workers Benefit Protection Act. The following is required by the Older Workers Benefit Protection Act:


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

            Employee has up to twenty-one (21) days from January 16,2002 (the date Employee receiver's this Separation Agreement) to accept the terms of this Separation Agreement, although Employee may accept it at any time within those twenty-one (21) days. Employee is advised to consult an attorney about the Agreement.

            To accept the Agreement, please sign and date below and return it to Richard Owen. Once signed, Employee will still have an additional seven (7) days in which to revoke acceptance. To revoke, Employee must send Richard Owen a written statement of revocation. If Employee does not revoke, the eighth day after the date of acceptance will be the "effective date" of this Severance Agreement.

            14. Entire Agreement. Excepting only the Company's 1997 Stock Option Plan and the Confidential Information and Invention Assignment Agreement attached as Exhibit A, this Agreement sets forth the entire understanding between Employee and Company and supersedes any prior agreements or understandings, express or implied, pertaining to the terms Employee's employment with Company and the termination of the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of Company concerning the subject matter of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

"Company"                           AVANTGO, INC.


                                    By    /s/ Richard Owen
                                      -----------------------------------------
                                           Richard Owen
                                           Its  Chief Executive Officer

                                    Dated: January 22, 2002

"Employee"
                                          /s/ Chris Moore
                                    -------------------------------------------
                                    CHRIS MOORE

                                    Dated: January 22, 2002


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

                                    EXHIBIT A

                         CONFIDENTIALITY INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

             [ORIGINAL SIGNED BY EMPLOYEE WHEN THEY ACCEPTED OFFER]


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